Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to incorporation by reference in this Registration Statement on Form S-8 of InterOil Corporation of our audit report dated 4 March 2005, with respect to the consolidated balance sheet of InterOil Corporation as at 31 December 2004 and the consolidated statements of operations, shareholders’ equity and cash flows for the year then ended, which report appears on Form 40-F/A of InterOil Corporation dated October 30, 2007.

/s/ KPMG

Brisbane, Australia January 11, 2008